Exhibit 99.B(d)(1)(i)

Schedule A

to the Amended and Restated Investment Advisory Agreement for the Baillie Gifford Funds

This Schedule A is amended and restated effective as of December 19, 2019

Funds, Original Effective Date and Compensation to the Adviser

The fee payable by the Trust on behalf of each Fund shall be computed at the annual rate equal to the percentage of that Fund’s average daily net assets noted below:

Fund	Original Effective Date	Assets (in billions)	Annual Fee Rate	Effective Date of Fee Rate

Baillie Gifford Asia Ex Japan Fund (formerly known as The Asia Ex Japan Fund)	September 23, 2015	$0 - $2 >$2 - $5 >$5	0.48% 0.44% 0.42%	July 1, 2019

Baillie Gifford China A Shares Fund	December 19, 2019	$0 - $2 >$2 - $5 >$5	0.55% 0.51% 0.49%	December 19, 2019

Baillie Gifford Developed EAFE All Cap Fund (formerly known as The EAFE Pure Fund)	June 24, 2013	$0 - $2 >$2 - $5 >$5	0.35% 0.31% 0.29%	May 1, 2017

Baillie Gifford EAFE Plus All Cap Fund (formerly known as The EAFE Choice Fund)	April 1, 2009	$0 - $2 >$2 - $5 >$5	0.35% 0.31% 0.29%	May 1, 2017

Baillie Gifford Emerging Markets Equities Fund (formerly known as The Emerging Markets Fund)	July 25, 2000	$0 - $2 >$2 - $5 >$5	0.55% 0.51% 0.49%	May 1, 2017

Baillie Gifford Global Alpha Equities Fund (formerly known as The Global Alpha Equity Fund)	December 1, 2008	$0 - $2 >$2 - $5 >$5	0.40% 0.36% 0.34%	May 1, 2017

Baillie Gifford Global Stewardship Equities Fund (formerly known as The Global Select Equity Fund)	September 19, 2017	$0 - $2 >$2 - $5 >$5	0.33% 0.29% 0.27%	September 19, 2017

Baillie Gifford International All Cap Fund (formerly known as The International Choice Fund)	July 20, 2012	$0 - $2 >$2 - $5 >$5	0.35% 0.31% 0.29%	May 1, 2017

Baillie Gifford International Alpha Fund (formerly known as The International Equity Fund)	July 25, 2000	$0 - $2 >$2 - $5 >$5	0.35% 0.31% 0.29%	May 1, 2017

Baillie Gifford International Concentrated Growth Equities Fund (formerly known as The International Concentrated Growth Fund)	September 19, 2017	$0 - $2 >$2 - $5 >$5	0.40% 0.36% 0.34%	September 19, 2017

Baillie Gifford International Growth Fund (formerly known as The EAFE Fund)	July 25, 2000	$0 - $2 >$2 - $5 >$5	0.35% 0.31% 0.29%	May 1, 2017

Baillie Gifford International Smaller Companies Fund (formerly known as The International Smaller Companies Fund)	December 14, 2018	All assets	0.58%	December 14, 2018

Baillie Gifford Long Term Global Growth Fund (formerly known as The Long Term Global Growth Equity Fund)	April 25, 2014	$0 - $2 >$2 - $5 >$5	0.45% 0.41% 0.39%	May 1, 2017

Baillie Gifford Multi Asset Fund (formerly known as The Multi Asset Fund)	July 1, 2018	$0 - $2 >$2 - $5 >$5	0.33% 0.29% 0.27%	July 1, 2018

Baillie Gifford Positive Change Equities Fund (formerly known as The Positive Change Equity Fund)	September 19, 2017	$0 - $2 >$2 - $5 >$5	0.33% 0.29% 0.27%	September 19, 2017

Baillie Gifford U.S. Equity Growth Fund (formerly known as The U.S. Equity Growth Fund)	December 1, 2008	$0 - $2 >$2 - $5 >$5	0.33% 0.29% 0.27%	May 1, 2017

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BAILLIE GIFFORD FUNDS, on behalf of each of its series as set forth above

By	/s/ David Salter

Name: David Salter

Title: President, Baillie Gifford Funds

BAILLIE GIFFORD OVERSEAS LIMITED

By	/s/ Dickson Jackson

Name:	Dickson Jackson

Title:	Director, Baillie Gifford Overseas Limited

[Signature Page to Amended and Restated Schedule A to

Amended and Restated Investment Advisory Agreement for Baillie Gifford Funds]